Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 Jan. 27, 2026 FOR IMMEDIATE RELEASE

NextEra Energy reports fourth-quarter and full-year 2025 financial results
•NextEra Energy delivers strong full-year 2025 operational and financial results
•FPL grows regulatory capital employed by approximately 8.1% year-over-year and continues to keep customer bills low while delivering highly reliable electricity
•NextEra Energy Resources achieves another record year of new generation and storage origination, adding approximately 13.5 gigawatts to its backlog, including a record quarter of origination of approximately 3.6 gigawatts

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2025 fourth-quarter net income attributable to NextEra Energy on a GAAP basis of $1.535 billion, or $0.73 per share, compared to $1.203 billion, or $0.58 per share, for the fourth quarter of 2024. On an adjusted basis, NextEra Energy's 2025 fourth-quarter earnings were $1.133 billion, or $0.54 per share, compared to $1.095 billion, or $0.53 per share, in the fourth quarter of 2024.

For the full year 2025, NextEra Energy reported net income attributable to NextEra Energy on a GAAP basis of $6.835 billion, or $3.30 per share, compared to $6.946 billion, or $3.37 per share, in 2024. On an adjusted basis, NextEra Energy's full-year 2025 earnings were $7.683 billion, or $3.71 per share, compared to $7.063 billion, or $3.43 per share, in 2024, which represents year-over-year growth in adjusted earnings per share of approximately 8.2%.

"NextEra Energy delivered strong operational and financial performance in 2025, increasing full-year adjusted earnings per share by more than 8% over 2024 and exceeding the top end of the range we communicated in December," said John Ketchum, chairman, president and chief executive officer. "FPL's new four-year rate agreement enables us to make smart, long-term investments on behalf of our customers so we can continue to deliver some of the nation's most reliable and affordable electricity to power Florida's growth. NextEra Energy Resources had another record year of new generation and storage origination, adding approximately 13.5 gigawatts to its backlog, including our plan to recommission our Duane Arnold nuclear plant, which was enabled by a power purchase agreement with Google. NextEra Energy Resources also brought 7.2 gigawatts of new generation online. Together, FPL and NextEra Energy Resources added around 8.7 gigawatts of new generation and storage projects to power America's growing economy. Looking ahead, our forecasted growth is visible and balanced between our regulated and long-term contracted businesses. We believe there is no company better positioned to build the new energy infrastructure required to reliably and affordably meet America's surging electricity demand. We expect to grow adjusted earnings per share at a compound annual growth rate of 8%+ through 2032 and are targeting the same growth from 2032 through 2035, all off the 2025 base."

FPL
FPL reported fourth-quarter 2025 net income of $958 million, or $0.46 per share, compared to $845 million, or $0.41 per share, for the prior-year comparable quarter. For the full year 2025, FPL reported net income of $5.012 billion, or $2.42 per share, compared to $4.543 billion, or $2.21 per share, in 2024.

FPL's full-year growth primarily was driven by continued smart capital investments. FPL's capital expenditures were approximately $2.1 billion for the fourth quarter of 2025, bringing its full-year capital investments to a total of approximately $8.9 billion. Regulatory capital employed increased by approximately 8.1% for 2025.

By making smart capital investments that benefit customers and being industry-leading on costs, FPL continues to deliver its strong customer value proposition of high reliability, outstanding customer service and low bills. In one of the fastest-growing states and the world's 15th largest economy, FPL is both creating value for its customers and diversifying its generation portfolio by adding cost-effective solar and storage to the nation's largest natural gas-fired fleet and four nuclear units that make up the backbone of its generation fleet. Focused on keeping customer bills low, FPL continuously invests in and executes against its best-in-class operating model. FPL's non-fuel operations and maintenance is more than 71% lower than the industry average, reinforcing FPL's position as the lowest-cost electric utility operator in the country.

Last November, the Florida Public Service Commission approved a four-year rate agreement that allows FPL to continue making smart, necessary infrastructure investments on behalf of its customers, while keeping customer bills well below the national average. FPL expects to invest between $90 billion and $100 billion through 2032 to support Florida’s continued growth, while typical residential customer bills are expected to increase only about 2% annually between 2025 and 2029, which is lower than the current inflation rate of about 3%. Today, FPL's typical residential bill is more than 30% lower than the national average. The new rates took effect Jan. 1, 2026.

NextEra Energy Resources
NextEra Energy Resources reported fourth-quarter 2025 net income attributable to NextEra Energy on a GAAP basis of $545 million, or $0.26 per share, compared to a loss of $442 million, or $0.21 per share, in the prior-year comparable quarter. On an adjusted basis, NextEra Energy Resources' earnings for the fourth quarter of 2025 were $422 million, or $0.20 per share, compared to $446 million, or $0.22 per share, for the fourth quarter of 2024.

For the full year 2025, NextEra Energy Resources reported net income attributable to NextEra Energy on a GAAP basis of $2.975 billion, or $1.44 per share, compared to $2.299 billion, or $1.12 per share, in the prior-year comparable quarter. On an adjusted basis, NextEra Energy Resources' earnings for the full year 2025 were $3.523 billion, or $1.70 per share, compared to $3.118 billion, or $1.51 per share, for the full year 2024.

For the fourth year in a row, NextEra Energy Resources delivered its best year ever for origination, adding approximately 13.5 gigawatts (GW) of new generation and battery storage projects to its backlog, including a record origination quarter of approximately 3.6 GW since the third-quarter 2025 financial results call last October. NextEra Energy Resources' 2025 origination performance reflects growing demand, including from hyperscalers that are looking for speed-to-market power solutions. NextEra Energy Resources' backlog now stands at approximately 30 GW, after taking into account roughly 3.6 GW of new projects placed into service since the third-quarter call last October. Over the last three years, NextEra Energy Resources has originated approximately 35 GW.

Earlier this month, NextEra Energy Resources increased its equity interest in the Mountain Valley Pipeline by acquiring a portion of Consolidated Edison's interest in the pipeline. This decision highlights NextEra Energy’s commitment to expanding its gas transmission operations over the coming decade. Also this month, NextEra Energy Resources successfully closed its previously announced acquisition of Symmetry Energy Solutions. This strategic acquisition enhances NextEra Energy Resources' existing customer supply business. Providing natural gas supply, storage and asset management solutions to a broad range of end users nationwide, Symmetry Energy Solutions is one of the leading suppliers of competitive natural gas in the U.S.

Corporate and Other
In the fourth quarter of 2025 on a GAAP basis, Corporate and Other results decreased $0.37 per share, compared to the prior-year quarter. On an adjusted basis, Corporate and Other results for the fourth quarter of 2025 decreased $0.02 per share, compared to the prior-year quarter. For the full year 2025, Corporate and Other results decreased $0.60 per share on a GAAP basis, compared to 2024. On an adjusted basis, Corporate and Other results for the full year 2025 decreased $0.12 per share, compared to 2024.

Outlook
NextEra Energy's long-term financial expectations remain unchanged from what the company shared at the investor conference last December. NextEra Energy continues to expect 2026 adjusted earnings per share to be in the range of $3.92 to $4.02. NextEra Energy also continues to expect a compound annual growth rate in adjusted earnings per share of 8%+ annually through 2032 and is targeting the same from 2032 through 2035, all off the 2025 base of $3.71 adjusted earnings per share. NextEra Energy also continues to expect to grow its dividends per share at a roughly 10% rate per year through 2026, off a 2024 base, and 6% per year from year-end 2026 through 2028.

Conference call information
As previously announced, NextEra Energy's fourth-quarter and full-year 2025 financial results conference call is scheduled for 9 a.m. ET today. The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/FinancialResults. The news release and slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the link listed above.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is one of the largest electric power and energy infrastructure companies in North America and is a leading provider of electricity to American homes and businesses. Headquartered in Juno Beach, Florida, NextEra Energy is a Fortune 200 company that owns Florida Power & Light Company, America's largest electric utility, which provides reliable electricity to approximately 12 million people across Florida. NextEra Energy also owns one of the largest energy infrastructure development companies in the U.S., NextEra Energy Resources, LLC. NextEra Energy and its affiliated entities are meeting America's growing energy needs with a diverse mix of energy sources, including natural gas, nuclear, renewable energy and battery storage. For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

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Adjusted earnings for the periods in this news release exclude the effects of non-qualifying hedges; XPLR Infrastructure, LP net investment gains; differential membership interests-related; change in unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and other than temporary impairments (OTTI).

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release. Adjusted earnings does not represent a substitute for net income, as prepared in accordance with GAAP.

NextEra Energy does not provide a quantitative reconciliation of forward-looking adjusted earnings per share to earnings per share, the most directly comparable GAAP financial measure, because certain information needed to reconcile these measures is not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying these measures. These items include, but are not limited to, the effects of non-qualifying hedges and unrealized gains and losses on equity securities held in NextEra Energy Resources, LLC's nuclear decommissioning funds and other than temporary impairments. These items could significantly impact GAAP earnings per share. Adjusted earnings expectations and other forward-looking statements assume, among other things, normal weather and operating conditions; positive macroeconomic conditions in the U.S. and Florida; supportive commodity markets; current forward curves; public policy support for wind, solar, and storage development and construction; market demand for generation development and capacity needs; market demand and policy support for transmission development and expansion; market demand for pipeline capacity; access to capital at reasonable cost and terms; rate case outcomes consistent with historical; no adverse litigation decisions; and no changes to governmental policies or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

This news release should be read in conjunction with the attached unaudited financial information.

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance, statements concerning future dividends and statements concerning growth strategies and capital investment opportunities. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, those discussed in this news release and the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory, operational and economic factors on regulatory decisions important to NextEra Energy and FPL; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support clean energy projects of NextEra Energy and FPL and its affiliated entities or the imposition of additional tax laws, tariffs, duties, policies or other costs or assessments on clean energy or equipment necessary to generate, store or deliver it; impact of new or revised laws, regulations, executive orders, interpretations or constitutional ballot and regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal, state and local government regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; impacts on NextEra Energy or FPL of allegations of violations of law; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, storage, transmission and distribution facilities, natural gas and oil production and transportation facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, planning, financing, construction, permitting, governmental approvals and the negotiation of project development agreements, as well as supply chain disruptions; risks involved in the operation and maintenance of electric generation, storage, transmission and distribution facilities, natural gas and oil production and transportation facilities, and other facilities; effect on NextEra Energy and FPL of a lack of growth, slower growth or a decline in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of geopolitical factors, terrorism and catastrophic events that could result from terrorism, cyberattacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low natural gas and oil prices, disrupted production or unsuccessful drilling efforts could impact NextEra Energy Resources, LLC’s (NextEra Energy Resources) natural gas and oil production operations and cause NextEra Energy Resources to delay or cancel certain natural gas and oil production projects and could result in certain assets becoming impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirements services; inability or failure to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation operations on sale and delivery of power or natural gas by NextEra Energy, including FPL; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in over-the-counter markets; impact of negative publicity; inability of FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses or planned license extensions; effect of disruptions, uncertainty or volatility in the credit and capital markets or actions by third parties in connection with project-specific or other financing arrangements on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; defaults or noncompliance related to project-specific, limited-recourse financing agreements; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's assets and investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; XPLR Infrastructure, LP’s inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in XPLR Operating Partners, LP; effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock; and the ultimate severity and duration of public health crises, epidemics and pandemics, and its effects on NextEra Energy’s or FPL’s businesses. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2024 and other Securities and Exchange Commission (SEC) filings, and this news release should be read in conjunction with such SEC filings. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended December 31, 2025	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$4,272	$2,117	$111	$6,500
Operating Expenses
Fuel, purchased power and interchange	873	300	—	1,173
Other operations and maintenance	516	871	209	1,596
Depreciation and amortization	905	695	16	1,616
Taxes other than income taxes and other – net	471	123	(2)	592
Total operating expenses – net	2,765	1,989	223	4,977
Gains (Losses) on Disposal of Businesses/Assets – Net	—	63	—	63
Operating Income (Loss)	1,507	191	(112)	1,586
Other Income (Deductions)
Interest expense	(321)	(317)	52	(586)
Equity in earnings (losses) of equity method investees	—	81	1	82
Allowance for equity funds used during construction	49	2	—	51
Gains on disposal of investments and other property – net	—	11	—	11
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	42	—	42
Other net periodic benefit income	—	—	66	66
Other – net	11	26	29	66
Total other income (deductions) – net	(261)	(155)	148	(268)
Income (Loss) before Income Taxes	1,246	36	36	1,318
Income Tax Expense (Benefit)	288	(67)	4	225
Net Income (Loss)	958	103	32	1,093
Net Loss Attributable to Noncontrolling Interests	—	442	—	442
Net Income (Loss) Attributable to NextEra Energy, Inc.	$958	$545	$32	$1,535
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$958	$545	$32	$1,535
Adjustments – Pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(132)	(370)	(502)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(43)	—	(43)
XPLR Infrastructure, LP investment gains – net	—	9	—	9
Less related income tax expense (benefit)(c)	—	43	91	134
Adjusted Earnings (Loss)	$958	$422	$(247)	$1,133
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.46	$0.26	$0.01	$0.73
Adjustments – Pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(0.06)	(0.18)	(0.24)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(0.02)	—	(0.02)
XPLR Infrastructure, LP investment gains – net	—	—	—	—
Less related income tax expense (benefit)(c)	—	0.02	0.05	0.07
Adjusted Earnings (Loss) Per Share	$0.46	$0.20	$(0.12)	$0.54
Weighted-average shares outstanding (assuming dilution)				2,089

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$(99)	$(0.05)	$(279)	$(0.13)	$(378)	$(0.18)
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$(30)	$(0.01)	$—	$—	$(30)	$(0.01)
	XPLR Infrastructure, LP investment gains – net	$6	$—	$—	$—	$6	$—
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended December 31, 2024	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$3,855	$1,448	$82	$5,385
Operating Expenses
Fuel, purchased power and interchange	865	227	—	1,092
Other operations and maintenance	438	721	157	1,316
Depreciation and amortization	856	642	15	1,513
Taxes other than income taxes and other – net	449	108	—	557
Total operating expenses – net	2,608	1,698	172	4,478
Gains (Losses) on Disposal of Businesses/Assets – Net	1	35	(2)	34
Operating Income (Loss)	1,248	(215)	(92)	941
Other Income (Deductions)
Interest expense	(304)	(47)	1,076	725
Equity in earnings (losses) of equity method investees	—	(845)	—	(845)
Allowance for equity funds used during construction	50	1	—	51
Gains on disposal of investments and other property – net	—	31	—	31
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	(41)	—	(41)
Other net periodic benefit income	—	—	65	65
Other – net	8	86	23	117
Total other income (deductions) – net	(246)	(815)	1,164	103
Income (Loss) before Income Taxes	1,002	(1,030)	1,072	1,044
Income Tax Expense (Benefit)	157	(258)	272	171
Net Income (Loss)	845	(772)	800	873
Net Loss Attributable to Noncontrolling Interests	—	330	—	330
Net Income (Loss) Attributable to NextEra Energy, Inc.	$845	$(442)	$800	$1,203
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$845	$(442)	$800	$1,203
Adjustments – Pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	109	(1,336)	(1,227)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	39	—	39
XPLR Infrastructure, LP investment gains – net	—	1,033	—	1,033
Less related income tax expense (benefit)(c)	—	(293)	340	47
Adjusted Earnings (Loss)	$845	$446	$(196)	$1,095
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.41	$(0.21)	$0.38	$0.58
Adjustments – Pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	0.05	(0.65)	(0.60)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	0.02	—	0.02
XPLR Infrastructure, LP investment gains – net	—	0.50	—	0.50
Less related income tax expense (benefit)(c)	—	(0.14)	0.17	0.03
Adjusted Earnings (Loss) Per Share	$0.41	$0.22	$(0.10)	$0.53
Weighted-average shares outstanding (assuming dilution)				2,062

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$81	$0.04	$(996)	$(0.48)	$(915)	$(0.44)
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$26	$0.01	$—	$—	$26	$0.01
	XPLR Infrastructure, LP investment gains – net	$781	$0.38	$—	$—	$781	$0.38
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2025	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$18,262	$8,760	$390	$27,412
Operating Expenses
Fuel, purchased power and interchange	3,878	1,066	—	4,944
Other operations and maintenance	1,771	2,997	631	5,399
Depreciation and amortization	3,778	2,738	64	6,580
Taxes other than income taxes and other – net	2,016	450	3	2,469
Total operating expenses – net	11,443	7,251	698	19,392
Gains (Losses) on Disposal of Businesses/Assets – Net	1	268	(9)	260
Operating Income (Loss)	6,820	1,777	(317)	8,280
Other Income (Deductions)
Interest expense	(1,284)	(1,683)	(1,605)	(4,572)
Equity in earnings (losses) of equity method investees	—	(193)	9	(184)
Allowance for equity funds used during construction	172	9	—	181
Gains (losses) on disposal of investments and other property – net	—	181	(2)	179
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	107	—	107
Other net periodic benefit income	—	—	267	267
Other – net	23	134	115	272
Total other income (deductions) – net	(1,089)	(1,445)	(1,216)	(3,750)
Income (Loss) before Income Taxes	5,731	332	(1,533)	4,530
Income Tax Expense (Benefit)	719	(1,140)	(381)	(802)
Net Income (Loss)	5,012	1,472	(1,152)	5,332
Net Loss Attributable to Noncontrolling Interests	—	1,503	—	1,503
Net Income (Loss) Attributable to NextEra Energy, Inc.	$5,012	$2,975	$(1,152)	$6,835
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$5,012	$2,975	$(1,152)	$6,835
Adjustments – Pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(38)	401	363
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(114)	—	(114)
XPLR Infrastructure, LP investment gains – net	—	876	—	876
Less related income tax expense (benefit)(c)	—	(176)	(101)	(277)
Adjusted Earnings (Loss)	$5,012	$3,523	$(852)	$7,683
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$2.42	$1.44	$(0.56)	$3.30
Adjustments – Pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(0.02)	0.20	0.18
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(0.05)	—	(0.05)
XPLR Infrastructure, LP investment gains – net	—	0.42	—	0.42
Less related income tax expense (benefit)(c)	—	(0.09)	(0.05)	(0.14)
Adjusted Earnings (Loss) Per Share	$2.42	$1.70	$(0.41)	$3.71
Weighted-average shares outstanding (assuming dilution)				2,071

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$(28)	$(0.02)	$300	$0.15	$272	$0.13
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$(80)	$(0.04)	$—	$—	$(80)	$(0.04)
	XPLR Infrastructure, LP investment gains – net	$656	$0.32	$—	$—	$656	$0.32
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2024	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$17,019	$7,542	$192	$24,753
Operating Expenses
Fuel, purchased power and interchange	4,188	914	(73)	5,029
Other operations and maintenance	1,609	2,776	472	4,857
Depreciation and amortization	2,827	2,577	58	5,462
Taxes other than income taxes and other – net	1,904	371	3	2,278
Total operating expenses – net	10,528	6,638	460	17,626
Gains (Losses) on Disposal of Businesses/Assets – Net	1	361	(10)	352
Operating Income (Loss)	6,492	1,265	(278)	7,479
Other Income (Deductions)
Interest expense	(1,178)	(1,114)	57	(2,235)
Equity in earnings (losses) of equity method investees	—	(267)	21	(246)
Allowance for equity funds used during construction	189	9	—	198
Gains (losses) on disposal of investments and other property – net	—	162	1	163
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	107	—	107
Other net periodic benefit income	—	—	235	235
Other – net	10	234	92	336
Total other income (deductions) – net	(979)	(869)	406	(1,442)
Income (Loss) before Income Taxes	5,513	396	128	6,037
Income Tax Expense (Benefit)	970	(655)	24	339
Net Income (Loss)	4,543	1,051	104	5,698
Net Loss Attributable to Noncontrolling Interests	—	1,248	—	1,248
Net Income (Loss) Attributable to NextEra Energy, Inc.	$4,543	$2,299	$104	$6,946
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$4,543	$2,299	$104	$6,946
Adjustments – Pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	7	(942)	(935)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(113)	—	(113)
Differential membership interests – related	—	6	—	6
XPLR Infrastructure, LP investment gains – net	—	1,129	—	1,129
Less related income tax expense (benefit)(c)	—	(210)	240	30
Adjusted Earnings (Loss)	$4,543	$3,118	$(598)	$7,063
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$2.21	$1.12	$0.04	$3.37
Adjustments – Pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	(0.45)	(0.45)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(0.05)	—	(0.05)
Differential membership interests – related	—	—	—	—
XPLR Infrastructure, LP investment gains – net	—	0.55	—	0.55
Less related income tax expense (benefit)(c)	—	(0.11)	0.12	0.01
Adjusted Earnings (Loss) Per Share	$2.21	$1.51	$(0.29)	$3.43
Weighted-average shares outstanding (assuming dilution)				2,059

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$36	$0.01	$(702)	$(0.33)	$(666)	$(0.32)
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$(74)	$(0.03)	$—	$—	$(74)	$(0.03)
	Differential membership interests – related	$5	$—	$—	$—	$5	$—
	XPLR Infrastructure, LP investment gains – net	$852	$0.41	$—	$—	$852	$0.41
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)
		Preliminary
December 31, 2025	FPL	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$42	$1,760	$1,010	$2,812
Customer receivables, net of allowances	1,667	2,337	14	4,018
Other receivables	413	979	341	1,733
Materials, supplies and fuel inventory	1,373	1,025	22	2,420
Regulatory assets	401	32	—	433
Derivatives	39	931	27	997
Other	216	782	173	1,171
Total current assets	4,151	7,846	1,587	13,584
Other assets:
Property, plant and equipment – net	81,755	74,287	155	156,197
Special use funds	7,684	3,270	—	10,954
Investment in equity method investees	—	5,509	19	5,528
Prepaid benefit costs	2,072	5	791	2,868
Regulatory assets	5,405	222	12	5,639
Derivatives	1	1,838	159	1,998
Goodwill	2,965	1,873	11	4,849
Other	1,125	8,678	1,301	11,104
Total other assets	101,007	95,682	2,448	199,137
TOTAL ASSETS	$105,158	$103,528	$4,035	$212,721
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Commercial paper	$1,130	$—	$825	$1,955
Other short-term debt	—	608	—	608
Current portion of long-term debt	641	925	1,934	3,500
Accounts payable	1,084	6,498	1	7,583
Customer deposits	685	24	—	709
Accrued interest and taxes	470	341	374	1,185
Derivatives	15	802	296	1,113
Accrued construction-related expenditures	1,153	1,809	4	2,966
Regulatory liabilities	344	12	—	356
Other	672	1,552	618	2,842
Total current liabilities	6,194	12,571	4,052	22,817
Other liabilities and deferred credits:
Long-term debt	28,041	17,523	43,992	89,556
Asset retirement obligations	2,158	1,511	—	3,669
Deferred income taxes	10,156	4,155	(1,952)	12,359
Regulatory liabilities	11,280	193	1	11,474
Derivatives	1	1,949	198	2,148
Other	342	2,903	974	4,219
Total other liabilities and deferred credits	51,978	28,234	43,213	123,425
TOTAL LIABILITIES	58,172	40,805	47,265	146,242
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	—	—	—
EQUITY
Common stock	1,373	—	(1,352)	21
Additional paid-in capital	26,866	21,536	(28,908)	19,494
Retained earnings	18,747	29,389	(13,034)	35,102
Accumulated other comprehensive income (loss)	—	(73)	64	(9)
Total common shareholders' equity	46,986	50,852	(43,230)	54,608
Noncontrolling interests	—	11,871	—	11,871
TOTAL EQUITY	46,986	62,723	(43,230)	66,479
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$105,158	$103,528	$4,035	$212,721

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)
		Preliminary
December 31, 2024	FPL	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$32	$1,200	$255	$1,487
Customer receivables, net of allowances	1,400	1,934	2	3,336
Other receivables	380	538	262	1,180
Materials, supplies and fuel inventory	1,309	896	9	2,214
Regulatory assets	1,405	11	1	1,417
Derivatives	31	754	94	879
Other	226	1,070	142	1,438
Total current assets	4,783	6,403	765	11,951
Other assets:
Property, plant and equipment – net	76,166	62,526	160	138,852
Special use funds	6,875	2,925	—	9,800
Investment in equity method investees	—	6,118	—	6,118
Prepaid benefit costs	1,954	6	536	2,496
Regulatory assets	4,464	261	103	4,828
Derivatives	9	1,602	163	1,774
Goodwill	2,965	1,890	11	4,866
Other	925	7,667	867	9,459
Total other assets	93,358	82,995	1,840	178,193
TOTAL ASSETS	$98,141	$89,398	$2,605	$190,144
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Commercial paper	$1,430	$—	$240	$1,670
Other short-term debt	—	217	—	217
Current portion of long-term debt	1,719	700	5,642	8,061
Accounts payable	996	5,988	(2)	6,982
Customer deposits	669	25	—	694
Accrued interest and taxes	443	252	321	1,016
Derivatives	3	966	104	1,073
Accrued construction-related expenditures	860	1,485	1	2,346
Regulatory liabilities	273	4	2	279
Other	1,102	1,393	522	3,017
Total current liabilities	7,495	11,030	6,830	25,355
Other liabilities and deferred credits:
Long-term debt	25,026	14,389	32,970	72,385
Asset retirement obligations	2,276	1,395	—	3,671
Deferred income taxes	9,438	4,206	(1,895)	11,749
Regulatory liabilities	10,465	170	—	10,635
Derivatives	4	1,813	191	2,008
Other	361	2,506	613	3,480
Total other liabilities and deferred credits	47,570	24,479	31,879	103,928
TOTAL LIABILITIES	55,065	35,509	38,709	129,283
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	401	—	401
EQUITY
Common stock	1,373	—	(1,352)	21
Additional paid-in capital	26,868	16,829	(26,437)	17,260
Retained earnings	14,835	26,414	(8,303)	32,946
Accumulated other comprehensive income (loss)	—	(114)	(12)	(126)
Total common shareholders' equity	43,076	43,129	(36,104)	50,101
Noncontrolling interests	—	10,359	—	10,359
TOTAL EQUITY	43,076	53,488	(36,104)	60,460
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$98,141	$89,398	$2,605	$190,144

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2025	FPL	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$5,012	$1,472	$(1,152)	$5,332
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,778	2,738	64	6,580
Nuclear fuel and other amortization	164	161	36	361
Unrealized losses (gains) on marked to market derivative contracts – net	—	(76)	275	199
Unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds – net	—	(107)	—	(107)
Foreign currency transaction losses (gains)	—	1	109	110
Deferred income taxes	617	(97)	(67)	453
Cost recovery clauses and franchise fees	(89)	—	—	(89)
Equity in losses (earnings) of equity method investees	—	193	(9)	184
Distributions of earnings from equity method investees	—	446	—	446
Losses (gains) on disposal of businesses, assets and investments - net	(1)	(449)	11	(439)
Recoverable storm-related costs	(460)	—	—	(460)
Other – net	(7)	99	196	288
Changes in operating assets and liabilities:
Current assets	(319)	(430)	(171)	(920)
Noncurrent assets	(199)	(112)	(129)	(440)
Current liabilities	59	277	151	487
Noncurrent liabilities	(22)	68	454	500
Net cash provided by (used in) operating activities	8,533	4,184	(232)	12,485
Cash Flows From Investing Activities
Capital expenditures of FPL	(8,719)	—	—	(8,719)
Independent power and other investments of NEER	—	(15,332)	—	(15,332)
Nuclear fuel purchases	(216)	(337)	—	(553)
Other capital expenditures	—	—	(2)	(2)
Sale of independent power and other investments of NEER	—	1,115	—	1,115
Proceeds from sale or maturity of securities in special use funds and other investments	3,142	1,769	490	5,401
Purchases of securities in special use funds and other investments	(3,295)	(1,701)	(897)	(5,893)
Other – net	7	49	62	118
Net cash used in investing activities	(9,081)	(14,437)	(347)	(23,865)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	3,785	5,224	14,385	23,394
Retirements of long-term debt	(1,821)	(1,429)	(7,097)	(10,347)
Proceeds from differential membership investors	—	3,276	—	3,276
Payments to differential membership investors	—	(516)	—	(516)
Net change in commercial paper	(300)	—	585	285
Proceeds from other short-term debt	—	608	1,950	2,558
Repayments of other short-term debt	—	(217)	(1,950)	(2,167)
Cash repayments to related parties – net	—	(131)	—	(131)
Issuances of common stock/equity units	—	—	2,038	2,038
Dividends on common stock	—	—	(4,680)	(4,680)
Dividends & capital distributions from (to) parent – net	(1,100)	4,741	(3,641)	—
Other – net	(61)	(415)	(255)	(731)
Net cash provided by (used in) financing activities	503	11,141	1,335	12,979
Effects of currency translation on cash, cash equivalents and restricted cash	—	5	—	5
Net increase (decrease) in cash, cash equivalents and restricted cash	(45)	893	756	1,604
Cash, cash equivalents and restricted cash at beginning of year	133	1,008	261	1,402
Cash, cash equivalents and restricted cash at end of year	$88	$1,901	$1,017	$3,006

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2024	FPL	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$4,543	$1,051	$104	$5,698
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,827	2,577	58	5,462
Nuclear fuel and other amortization	172	94	33	299
Unrealized losses (gains) on marked to market derivative contracts – net	—	(66)	(426)	(492)
Unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds – net	—	(107)	—	(107)
Foreign currency transaction losses (gains)	—	—	(85)	(85)
Deferred income taxes	602	377	329	1,308
Cost recovery clauses and franchise fees	1,016	—	—	1,016
Equity in losses (earnings) of equity method investees	—	267	(21)	246
Distributions of earnings from equity method investees	—	788	23	811
Losses (gains) on disposal of businesses, assets and investments - net	(1)	(523)	9	(515)
Recoverable storm-related costs	(676)	—	—	(676)
Other – net	(14)	63	86	135
Changes in operating assets and liabilities:
Current assets	262	(283)	(361)	(382)
Noncurrent assets	(167)	(63)	(243)	(473)
Current liabilities	(23)	320	470	767
Noncurrent liabilities	(35)	32	251	248
Net cash provided by (used in) operating activities	8,506	4,527	227	13,260
Cash Flows From Investing Activities
Capital expenditures of FPL	(7,992)	—	—	(7,992)
Independent power and other investments of NEER	—	(16,215)	—	(16,215)
Nuclear fuel purchases	(222)	(177)	—	(399)
Other capital expenditures	—	—	(123)	(123)
Sale of independent power and other investments of NEER	—	2,659	—	2,659
Proceeds from sale or maturity of securities in special use funds and other investments	3,628	1,526	291	5,445
Purchases of securities in special use funds and other investments	(3,801)	(1,228)	(594)	(5,623)
Other – net	3	(97)	78	(16)
Net cash used in investing activities	(8,384)	(13,532)	(348)	(22,264)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	3,205	7,971	13,593	24,769
Retirements of long-term debt	(1,721)	(2,381)	(6,011)	(10,113)
Proceeds from differential membership investors	—	2,257	—	2,257
Payments to differential membership investors	—	(740)	—	(740)
Net change in commercial paper	(944)	—	(2,036)	(2,980)
Proceeds from other short-term debt	—	217	6,358	6,575
Repayments of other short-term debt	(255)	—	(6,358)	(6,613)
Cash repayments to related parties – net	—	(1,371)	—	(1,371)
Issuances of common stock/equity units	—	—	48	48
Dividends on common stock	—	—	(4,235)	(4,235)
Dividends & capital distributions from (to) parent – net	(300)	2,712	(2,412)	—
Other – net	(46)	(263)	(288)	(597)
Net cash provided by (used in) financing activities	(61)	8,402	(1,341)	7,000
Effects of currency translation on cash, cash equivalents and restricted cash	—	(14)	—	(14)
Net increase (decrease) in cash, cash equivalents and restricted cash	61	(617)	(1,462)	(2,018)
Cash, cash equivalents and restricted cash at beginning of year	72	1,625	1,723	3,420
Cash, cash equivalents and restricted cash at end of year	$133	$1,008	$261	$1,402

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year-To-Date
2024 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.10	$0.79	$0.90	$0.58	$3.37

FPL – 2024 Earnings Per Share	$0.57	$0.60	$0.63	$0.41	$2.21
New investment growth	0.04	0.04	0.04	0.04	0.15
Other and share dilution	0.03	(0.02)	0.04	0.01	0.06
FPL – 2025 Earnings Per Share	$0.64	$0.62	$0.71	$0.46	$2.42

NEER – 2024 Earnings (Loss) Per Share Attributable to NextEra Energy, Inc.	$0.47	$0.27	$0.59	$(0.21)	$1.12
New investments	0.12	0.14	0.09	0.12	0.47
Existing clean energy	(0.03)	(0.02)	—	0.01	(0.04)
NextEra Energy Transmission	0.01	—	—	—	0.02
Customer supply	(0.01)	0.06	0.06	(0.08)	0.04
Non-qualifying hedges impact	(0.07)	0.04	(0.02)	0.09	0.03
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	(0.06)	0.05	(0.02)	0.02	0.01
XPLR Infrastructure, LP investment gains – net	(0.30)	0.01	0.01	0.38	0.09
Other, including financing costs, corporate general and administrative expenses, asset recycling, state taxes, other investment income and share dilution	(0.05)	(0.07)	(0.09)	(0.07)	(0.30)
NEER – 2025 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.08	$0.48	$0.62	$0.26	$1.44

Corporate and Other – 2024 Earnings (Loss) Per Share	$0.06	$(0.08)	$(0.32)	$0.38	$0.04
Non-qualifying hedges impact	(0.35)	—	0.21	(0.35)	(0.48)
Other, including interest expense and share dilution	(0.03)	(0.04)	(0.04)	(0.02)	(0.12)
Corporate and Other – 2025 Earnings (Loss) Per Share	$(0.32)	$(0.12)	$(0.15)	$0.01	$(0.56)

2025 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.40	$0.98	$1.18	$0.73	$3.30

Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.

The sum of the quarterly amounts may not equal the total for the year due to rounding.